SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

                             ____________

                               FORM 8-K

                            CURRENT REPORT

                   Pursuant to Section 13 or 15(d)
                of the Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported) October 9, 1997



                          BROWN GROUP, INC.
       (Exact name of registrant as specified in its charter)



                               New York
    (State or other jurisdiction of incorporation or organization)


         1-2191                                  43-0197190
(Commission File Number)               (IRS Employer Identification Number)


8300 Maryland Avenue
St. Louis, Missouri                               63105
(Address of principal executive offices)          (Zip Code)



                           (314) 854-4000
         (Registrant's telephone number, including area code)



                           NOT APPLICABLE
      (Former name, former address and former fiscal year, if changed since last report)



                           Page 1 of 7 Pages

<page 2>
Item 5. Other Events

        On October 8, 1997, Brown Group, Inc. announced that it has decided to reduce substantially its investment in its Pagoda International division. As a result of this decision, Brown Group, Inc. will record a non-recurring after tax charge of $21 million, or $1.18 per share, against fiscal third quarter 1997 earnings. Attached as an exhibit to this report is a copy of a press release issued on October 8, 1997, which press release is incorporated herein by reference.


Item 7. Financial Statements, Pro Forma Information and Exhibits

        Exhibit No.      Description of Exhibit
        -----------      ----------------------

        99.1             Press release dated October 8, 1997



                                              SIGNATURE

          Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               BROWN GROUP, INC.
                                (Registrant)



                            By   /s/ H. E. Rich
                            Executive Vice President and
                            Chief Financial Officer


Date: October 9, 1997

<page3>
                                                 EXHIBIT 99.1

                     FOR IMMEDIATE RELEASE

       BROWN GROUP, INC. ANNOUNCES CHARGE TO RESTRUCTURE

PAGODA INTERNATIONAL, THE COMPANY'S INTERNATIONAL SALES DIVISION

ST. LOUIS, MISSOURI, October 8, 1997 . . . Brown Group, Inc. (NYSE: BG) announced today that excessive inventories and declining performance at Pagoda International has led to a decision to reduce substantially investment in that business and to focus resources on the company's profitable core businesses. In a related move, the company also announced plans to reduce its overall debt level. Pagoda International is the company's international marketing business, with sales operations in Europe and Latin America. Sales for this division were $85 million in fiscal year 1996.

The restructuring steps include:
- Completing the transition of the European business to a "first cost" basis, in which footwear is sourced only against confirmed orders, and making several other cost reduction changes in the company's European operations.

-    Reducing excess inventory in Pagoda International's
     Brazilian operations, reducing operating costs and shifting to more local sourcing to improve the business while reducing inventory risk associated with long lead times.
                                                       . . more

<page 4>

First Add --

- Repatriating approximately $18.5 million in cash, previously available offshore to support Pagoda International's operations, to reduce outstanding corporate debt and strengthen the balance sheet.

These changes will lead to a non-recurring charge of $21 million, or $1.18 per share, against the company's third quarter earnings. The charge includes $8 million to provide for taxes associated with repatriating the cash; and $13 million related to the costs of reducing inventories in Europe and Brazil as well as other costs and asset writeoffs associated with the restructuring. These moves are expected to reduce the capital invested in Pagoda International from $52 million at the end of the second quarter this year, to about $15 million at the end of fiscal year 1998.

These steps were announced by B. A. Bridgewater, Jr., Chairman of the Board, President and Chief Executive Officer, who said:

     "Adverse shifts in shoe business conditions in markets served by Pagoda International made it essential that we shift now to a strategy of tight capital management and cost reduction in that business. Although Pagoda International had grown rapidly and been profitable prior to last year, losses have increased substantially in 1997, especially in . . . more


<page 5>
Second Add --

     the second half of the year; excess inventory also has accumulated, and diminished prospects make these steps necessary.

     "The severe developing problems in the Pagoda International business have more than offset the progress Brown Group has made this year in its core businesses -- Famous Footwear and Brown Shoe Company, including the Pagoda U.S.A. division. Without the projected Pagoda International loss of approximately $10 million this year, and the related $21 million charge, Brown Group was expecting to earn about $24 million, or $1.35 per share for the year. This strategic shift is expected to have a positive impact on Brown Group's results in 1998, allowing the earning power of our core businesses to be recognized.

     "The company will continue to support the le coq sportif brand of footwear which was acquired by Pagoda International in 1995. This business is operated primarily through licensees and distributors in Europe and Latin America.



                                                     . . . more
<page 6>
Third Add --

     "Confirming the progress we have made in our core businesses, Brown Group also announced today improved September retail sales results for both Famous Footwear and the Naturalizer Retail division. Famous Footwear's retail sales in September were up 6.7 percent and increased .3 percent on a same-store basis. Naturalizer Retail reported a 6.8 percent sales increase in September and same-store sales were up 3.5 percent on top of last year's 8.7 percent same-store sales increase. Naturalizer's fall product is selling through well, both in the Naturalizer stores and in department stores, and forward orders for the Naturalizer and NaturalSPORT brands are encouraging.

     "Brown Shoe Company's Pagoda U.S.A. division announced today that it has signed two major license agreements with the Walt Disney Company. Beginning in 1998, Pagoda U.S.A. will design and market footwear featuring characters from Disney's summer 1998 release of the animated film, "Mulan," and will also design and market footwear under the license for Disney's "Simba's Pride" direct-to-video release planned for fall 1998.
                                                     . . . more


<page 7>
Fourth Add --

     "Despite the strength in our core businesses, the steps
     announced today are expected to result in a substantial loss
     for the third quarter and fiscal year 1997.   However, these
     moves protect our balance sheet, free capital to pay down debt and support our core businesses, and enhance our prospects for improved performance in the future."




Safe Harbor Statement Under the Private Securities Litigation Act of 1995:
This press release contains certain forward-looking statements that are subject to various risks and uncertainties that could cause actual results to differ materially. These include general economic conditions, competition, consumer apparel and footwear buying trends, and political and economic conditions in Brazil and China, which are significant footwear sourcing countries. The Company's reports to the Securities and Exchange Commission from time to time contain detailed information relating to such factors.

Brown Group, Inc. is a $1.5 billion footwear company with worldwide operations. The Company operates the Famous Footwear, Naturalizer and F. X. LaSalle chains of footwear retail stores and markets leading brands including Naturalizer, Life Stride, NaturalSPORT, the Larry Stuart Collection, le coq sportif athletic footwear, and licensed brands including Dr. Scholl's, Star Wars and Disney character footwear.

Brown Group, Inc. press releases are available by fax through PR Newswire's Company News On-Call fax service at 800-758-5804, extension 109435. Brown Group, Inc. news also is available on the Company's web site at http://www.browngroup.com.

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